CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated December 6, 1996, included in this Form 10-KSB, into the Company's previously filed Registration Statement File No. 33-81688 and File No.33-93678.


                                    /s/ Arthur Andersen LLP
                                    ARTHUR ANDERSEN LLP

Los Angeles, California
January 10, 1997